Exhibit 2(p)

                                     FORM OF
                               PURCHASE AGREEMENT

Magnetar  Spectrum  Fund  (the  "Fund"),   a   Delaware   statutory  trust,  and
Magnetar Financial LLC (the "Buyer") hereby agree as follows:

      1. The Fund hereby offers the Buyer and the Buyer hereby purchases [___] common shares of beneficial interest of the Fund (the "Shares"), at $[__] per share. The Shares are the "initial shares" of the Fund.

      2. The Buyer shall wire or pay the amount of $[___] to the Fund no later than December __ in full payment for the Share.

      3. The Buyer represents and warrants to the Fund that the Share purchased by the Buyer is being acquired for investment purposes and that it will be sold only pursuant to a registration statement under the Securities Act of 1933 or an applicable exemption therefrom.

      4. This Agreement has been executed on behalf of the Fund by the undersigned officer of the Fund in his or her capacity as an officer of the Fund.

      5. This Agreement may be executed in counterparts, each of which shall be deemed to be an original, but such counterparts shall, together, constitute only one instrument.

IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the ___ day of ____, 2007.

                                          MAGNETAR SPECTRUM FUND

                                          By:
                                             -----------------------------------
                                             Name:
                                             Title:


                                          MAGNETAR FINANCIAL LLC

                                          By:
                                             -----------------------------------
                                             Name:
                                             Title: